EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned directors of The Stanley Works, a Connecticut corporation (the "Corporation"), hereby severally constitute Bruce H. Beatt, David S. Winakor, and Kathryn Partridge our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for the year ended January 3, 2004 of the Corporation filed herewith (the "Form 10-K"), and any and all amendments thereof, and generally to do all such things in our name and on our behalf in our capacities as directors to enable the Corporation to comply with the annual filing requirements under the Securities Act of 1934, as amended, including all requirements of the Securities and Exchange Commission and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to such Form 10-K and any and all amendments thereto.

Signature	Title	Date

/s/ John G. Breen	Director	January 23, 2004

John G. Breen

/s/ Robert G. Britz	Director	January 23, 2004

Robert G. Britz

/s/ Stillman B. Brown	Director	January 23, 2004

Stillman B. Brown

/s/ Virgis W. Colbert	Director	January 23, 2004

Virgis W. Colbert

/s/ Emmanuel A. Kampouris	Director	January 23, 2004

Emmanuel A. Kampouris

/s/ Eileen S. Kraus	Director	January 23, 2004

Eileen S. Kraus

/s/ John D. Opie	Director	January 23, 2004

John D. Opie

	Director	January 23, 2004

Derek V. Smith

/s/ Kathryn D. Wriston	Director	January 23, 2004

Kathryn D. Wriston